Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations – John Hobbs
Media – Michelle DeGrand
+1 425-453-9400

ESTERLINE REPORTS FISCAL 2018 FOURTH QUARTER AND FULL YEAR

FINANCIAL RESULTS

•	Fiscal 2018 Fourth Quarter Results

•	Sales of $535.3 million

•	GAAP income from continuing operations of $49.9 million, or $1.69 per diluted share

•

Adjusted income from continuing operations of $55.3 million, or $1.87 per diluted share, excludes $5.3 million, or $0.18 per diluted share, of expenses comprised of discrete tax expenses resulting from enactment of U.S. tax reforms and expenses related to the company’s proposed transaction with TransDigm

•	Fiscal 2018 Full Year Results

•	Sales of $2.035 billion

•	GAAP income from continuing operations of $68.8 million, or $2.32 per diluted share

•

Adjusted income from continuing operations of $124.0 million, or $4.17 per diluted share, excludes $55.3 million, or $1.85 per diluted share, of discrete tax expenses resulting from enactment of U.S. tax reforms and expenses related to the company’s proposed transaction with TransDigm

•	Free cash flow of $160.8 million

BELLEVUE, Wash., November 20, 2018 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today reported results for the fiscal 2018 fourth quarter ended September 28, 2018.

On October 9, 2018, the company entered into a definitive agreement and plan of merger pursuant to which TransDigm Group Incorporated (TransDigm) will purchase all of the outstanding shares of Esterline common stock for $122.50 per share in cash. The transaction is expected to close in 2019.

Consolidated GAAP fourth quarter revenue of $535.3 million compared favorably with the prior-year result of $528.7 million.

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Page 2 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

Consolidated GAAP earnings from continuing operations in the fourth quarter of fiscal 2018 were $49.9 million, or $1.69 per diluted share. The comparable results for the fourth quarter of fiscal 2017 were $31.5 million, or $1.05 per diluted share.

Adjusted earnings from continuing operations for the fourth fiscal quarter of 2018 were $55.3 million, or $1.87 per diluted share, and exclude the following items:

•	$1.4 million, or $0.05 per diluted share, of tax expense arising from additional provisional expenses related to U.S. tax reforms, namely the 2017 Tax Cuts and Jobs Act (TCJA); and

•	$4.0 million, or $0.13 per diluted share, of after-tax expenses directly related to the proposed transaction with TransDigm.

Adjusted earnings from continuing operations for the fourth fiscal quarter of 2017 were $33.0 million, or $1.10 per diluted share, which excluded discrete compliance costs.

Consolidated fiscal-year 2018 revenue was $2.035 billion compared with the fiscal 2017 revenue result of $2.000 billion.

Consolidated GAAP earnings from continuing operations in fiscal-year 2018 were $68.8 million, or $2.32 per diluted share, compared with $118.9 million, or $3.96 per diluted share, in fiscal 2017.

The company reported fiscal 2018 adjusted earnings from continuing operations of $124.0 million, or $4.17 per diluted share. The adjusted results exclude the following items:

•	provisional discrete tax expenses of $49.9 million, or $1.68 per diluted share, related to the U.S. TCJA; and

•	$5.3 million, or $0.17 per diluted share, of after-tax expenses directly related to the company’s strategic planning activities, including the proposed transaction with TransDigm.

Adjusted earnings from continuing operations for fiscal 2017 were $125.4 million, or $4.18 per diluted share, and excluded discrete compliance and advanced displays integration costs.

Fourth Quarter Results of Operations

The company reported consolidated operating earnings before interest and tax in the fourth quarter of fiscal 2018 of $73.7 million, or 13.8% of sales, compared with $49.1 million, or 9.3% of sales, reported in the prior year.

The Avionics & Controls segment reported fiscal 2018 fourth quarter operating earnings of $36.0 million, or 15.3% of sales, on sales of $235.2 million. This compares with operating earnings of $29.9 million, or 13.2% of sales, on sales of $225.6 million in the same period of fiscal 2017. The earnings improvement resulted from higher sales volume and lower R&D expense as certain programs moved into production during 2018.

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Page 3 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

The Sensors & Systems segment reported fiscal fourth quarter operating earnings of $32.1 million, or 15.9% of sales, on sales of $201.5 million. The segment’s operating earnings in the same period of 2017 were $16.8 million, or 8.9% of sales, on sales of $189.1 million. Sensors & Systems segment operating profit and margins have expanded significantly over the course of the year. Both Advanced Sensors and Connection Technologies delivered solid performance during the fourth quarter of fiscal 2018. The Power Systems business within the segment implemented a workforce restructuring in the first half of 2018 following its completion of a high-margin GFI retrofit program. The restructuring helped expand gross margins and combined with lower 2018 R&D expenses to produce a 15.9% segment operating margin in the fourth quarter of fiscal 2018.

The Advanced Materials segment reported fiscal fourth quarter operating earnings of $26.0 million, or 26.4% of sales, on sales of $98.5 million. During the same period of fiscal 2017, the segment reported operating earnings of $17.9 million, or 15.7% of sales, on sales of $113.9 million. The fiscal 2017 fourth quarter performance includes operating results from the Kirkhill business, which Esterline divested in the second quarter of fiscal 2018. Excluding Kirkhill’s $21.8 million of sales and its operating loss of $4.5 million in the fiscal 2017 fourth quarter, adjusted segment sales were $92.1 million and adjusted operating earnings were $22.4 million in the fiscal 2017 period. Higher adjusted sales volumes in fiscal 2018 for the Engineered Materials business and a higher-value product mix overall drove the year-over-year segment profit improvement.

Fiscal 2018 Results and Cash Flow from Operations

As discussed above, Esterline generated adjusted earnings from continuing operations during fiscal 2018 of $124.0 million, or $4.17 per diluted share. This compares with adjusted earnings from continuing operations for fiscal 2017 of $125.4 million, or $4.18 per diluted share. See further details on these differences in the Non-GAAP Financial Information section below.

Cash flow from operations for fiscal 2018 was $214.1 million, up 10.7% from $193.4 million in fiscal 2017. Capital expenditures during fiscal 2018 were $53.3 million, resulting in free cash flow of $160.8 million for the fiscal 2018 period. This compares with $135.4 million in free cash flow reported in fiscal 2017, after $58.0 million in capital expenditures.

Capital Allocation

During fiscal 2018 the company reduced debt by $97.6 million, repurchased $43.4 million of common stock at an average price of $72.25 per share, and grew its cash balance by $64.6 million. As of September 28, 2018, the company held cash and cash equivalents of $372.4 million and had total debt of $672.5 million.

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Page 4 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

Booking Activity

The company booked more than $2.3 billion of new orders in fiscal 2018, resulting in a book-to-bill ratio of 1.12. The company’s backlog has increased over the past twelve months, and stood at a record $1.5 billion at the end of fiscal 2018, compared with a $1.3 billion backlog at the end of fiscal 2017. Every business segment contributed to the order and backlog growth.

Conference Call Information

In light of the announced agreement with TransDigm, the company will not hold a conference call or provide financial guidance for fiscal 2019.

Non-GAAP Financial Information

This press release may include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted segment sales, adjusted segment operating earnings (before income taxes) and free cash flow—that have not been calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with incremental compliance costs (described further below), discrete items associated with our acquisition of the Advanced Displays business in January 2015, one-time expenses associated with the TCJA, and expenses related to the proposed transaction with TransDigm. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. Adjusted segment sales consist of net sales of our Advanced Materials segment reduced by the sales from our Kirkhill business. Adjusted segment operating earnings consist of operating earnings (before income taxes) of our Advanced Materials segment reduced by the operating earnings from our Kirkhill business. Free cash flow is defined as cash flow from operations less capital expenditures. The reconciliations for adjusted segment sales, adjusted segment operating earnings, and free cash flow are contained in the body of the press release above. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations in the applicable periods.

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Page 5 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

In millions, except per share amounts

	Three Months Ended September 28, 2018		Three Months Ended September 29, 2017
	Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$49.9	$1.69	$31.5	$1.05
Compliance Costs¹, Net of Tax of $0.4	—	—	1.5	0.05
Provisional Tax Expense Due to TCJA	1.4	0.05	—	—
Expenses Related to Proposed Transaction, Net of Tax of $1.4	4.0	0.13	—	—

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$55.3	$1.87	$33.0	$1.10

In millions, except per share amounts

	Twelve Months Ended September 28, 2018		Twelve Months Ended September 29, 2017
	Diluted EPS		Diluted EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$68.8	$2.32	$118.9	$3.96
Advanced Displays Integration Costs, Net of Tax of $0.3	—	—	1.0	0.03
Compliance Costs¹, Net of Tax of $1.5	—	—	5.5	0.19
Provisional Tax Expense Due to TCJA	49.9	1.68	—	—
Expenses Related to Proposed Transaction, Net of Tax of $1.9	5.3	0.17	—	—

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$124.0	$4.17	$125.4	$4.18

¹Compliance Costs refer to discrete, non-recurring expenses associated with retention of a Special Compliance Official, external audits, remedial actions and new program implementation as required by the terms of a Consent Agreement with the U.S. State Department. These Consent Agreement costs are not normal, ongoing cash expenditures necessary to operate our business.

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes including these non-GAAP financial measures enhances investors’ and financial analysts’ understanding of the company’s performance as well as their ability to assess and compare the company’s historical results of operations.

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Page 6 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements,” including statements regarding the proposed acquisition of Esterline by TransDigm, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events, including the proposed transaction with TransDigm, may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including the definitive proxy statement that will be filed with the SEC in connection with the proposed transaction with TransDigm and Esterline’s most recent Report on Form 10-K/A.

See attached Consolidated Statement of Operations, Consolidated Sales and

Earnings from Continuing Operations by Segment, and Consolidated Balance Sheet

Page 7 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Twelve Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Segment Sales
Avionics & Controls	$235,239	$225,634	$861,543	$840,777
Sensors & Systems	201,549	189,086	766,065	724,373
Advanced Materials	98,506	113,930	407,231	435,154

Net Sales	535,294	528,650	2,034,839	2,000,304
Cost of Sales	350,969	362,422	1,368,531	1,340,259

	184,325	166,228	666,308	660,045
Expenses
Selling, general and administrative	89,225	88,332	387,231	374,981
Research, development and engineering	17,472	28,841	90,869	109,778
License fee income	—	—	(5,293)	—
Transaction costs	5,381	—	7,192	—
Loss on sale of business	(1,483)	—	3,730	—
Insurance recovery	—	—	—	(7,789)

Total Expenses	110,595	117,173	483,729	476,970

Operating Earnings from Continuing Operations	73,730	49,055	182,579	183,075
Interest Income	(586)	(181)	(1,912)	(527)
Interest Expense	7,242	7,563	30,915	30,208

Earnings from Continuing Operations Before Income Taxes	67,074	41,673	153,576	153,394
Income Tax Expense	16,865	9,705	83,827	33,025

Earnings from Continuing Operations Including Noncontrolling Interests	50,209	31,968	69,749	120,369
Earnings Attributable to Noncontrolling Interests	(272)	(435)	(956)	(1,504)

Earnings from Continuing Operations Attributable to Esterline, Net of Tax	49,937	31,533	68,793	118,865
Gain (Loss) from Discontinued Operations, Attributable to Esterline, Net of Tax	2,802	(1,126)	665	(7,311)

Net Earnings Attributable to Esterline	$52,739	$30,407	$69,458	$111,554

Earnings (Loss) Per Share — Basic:
Continuing Operations	$1.69	$1.05	$2.33	$4.00
Discontinued Operations	.10	(0.04)	.02	(0.25)

Earnings (Loss) Per Share — Basic	$1.79	$1.01	$2.35	$3.75

Earnings (Loss) Per Share — Diluted:
Continuing Operations	$1.69	$1.05	$2.32	$3.96
Discontinued Operations	.09	(0.04)	.02	(0.24)

Earnings (Loss) Per Share — Diluted	$1.78	$1.01	$2.34	$3.72

Weighted Average Number of Shares Outstanding — Basic	29,445	29,973	29,598	29,767
Weighted Average Number of Shares Outstanding — Diluted	29,609	30,152	29,734	30,003

Page 8 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings From Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Twelve Months Ended
	September 28, 2018	September 29, 2017	September 28, 2018	September 29, 2017
Segment Sales
Avionics & Controls	$235,239	$225,634	$861,543	$840,777
Sensors & Systems	201,549	189,086	766,065	724,373
Advanced Materials	98,506	113,930	407,231	435,154

Net Sales	$535,294	$528,650	$2,034,839	$2,000,304

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$36,044	$29,855	$103,883	$91,040
Sensors & Systems	32,095	16,815	85,214	86,902
Advanced Materials	26,010	17,909	71,298	73,891

Segment Earnings	94,149	64,579	260,395	251,833
Corporate expense	(20,419)	(15,524)	(77,816)	(68,758)
Interest income	586	181	1,912	527
Interest expense	(7,242)	(7,563)	(30,915)	(30,208)

Earnings from Continuing Operations Before Income Taxes	$67,074	$41,673	$153,576	$153,394

Page 9 of 9 Esterline Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	September 28, 2018	September 29, 2017
Assets
Current Assets
Cash and cash equivalents	$372,406	$307,826
Accounts receivable, net	441,696	430,524
Inventories	457,226	477,969
Income tax refundable	9,077	12,814
Prepaid expenses	19,975	19,239
Other current assets	3,497	13,836
Current assets of businesses held for sale	—	6,501

Total Current Assets	1,303,877	1,268,709
Property, Plant and Equipment, Net	314,806	348,634
Other Non-Current Assets
Goodwill	1,030,667	1,053,573
Intangibles, net	306,085	359,166
Deferred income tax benefits	44,008	56,793
Other assets	33,249	19,804
Non-current assets of businesses held for sale	4,225	13,334

	$3,036,917	$3,120,013

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$147,438	$138,595
Accrued liabilities	232,730	230,007
Current maturities of long-term debt	17,546	17,424
U.S. and foreign income taxes	5,160	582
Current liabilities of businesses held for sale	144	7,184

Total Current Liabilities	403,018	393,792
Long-Term Liabilities
Credit facilities	—	50,000
Long-term debt, net of current maturities	654,922	709,424
Deferred income tax liabilities	28,899	43,978
Pension and post-retirement obligations	57,755	66,981
Long-term U.S. income taxes payable	32,902	—
Other liabilities	16,294	18,838
Non-current liabilities of businesses held for sale	—	1,724
Total Shareholders’ Equity	1,843,127	1,835,276

	$3,036,917	$3,120,013